U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                  FORM 8-k

                                CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         OMNINET MEDIA CORPORATION
                        (Name of Small Business Issuer)

  Date of Report (Date of earliest event reported) September 28, 2001


Nevada                            000-28935                 880398783
(State or Other Jurisdiction of   Commission File No.     (I.R.S. Employer
Incorporation or Organization)
Identification
 Number)




One World Trade Cener, 8th Floor, Long Beach, CA               90831
(Address of Principal Executive Offices)                    (Zip Code)

(858) 856-1392
(Registrant's Telephone Number)

Item 1.  Changes in Control of Registrant
Effective September 28, 2001 the Board of Directors of OmniNet Media Corporation, Inc. accepted the resignation of Don A. Steffens as President and as a Director of the corporation.

Item 2.  Acquisition or Disposition of Assets.
Not Applicable

Item 3.  Bankruptcy or Receivership.
Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.
Not Applicable


Item 5.  Other Events.
Not Applicable

Item 6.  Resignation of Registrant's Directors.
As indicate in Item 1 hereof, Don A. Steffens resigned as a Director of the registrant on September 28, 2001. Please see his resignation letter attached hereto as an exhibit.

Item 7.  Financial Statements and Exhibits.
Exhibit 99         Resignation of Don Steffens

Item 8.  Change in Fiscal Year.
Not Applicable.

Item 9.  Sale of Equity Securities Pursuant to Regulation S.
Not Applicable.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNINET MEDIA CORPORATION, INC.

By:/s/ James A. Graves
James A. Graves, Secretary